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                                                                    EXHIBIT 23.1

                   CONSENTS OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in this registration statement of our report dated April 30, 1999 included herein, to the incorporation by reference of our report dated April 30, 1999 on the financial statement schedule included in Emmis Communications Corporation's Form 10-K for the year ended February 28, 1999, and to the incorporation by reference of our report dated May 1, 1998 on the financial statements of Tribune New York Radio, Inc. included in Emmis Communications Corporation's Form 8-K filed on May 7, 1998 and to all references to our Firm included in this registration statement.




                                                             ARTHUR ANDERSEN LLP


Indianapolis, Indiana
October 25, 1999